Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	The Ruth Group Zack Kubow 646-536-7020 zkubow@theruthgroup.com

CryoLife Completes Acquisition of JOTEC

Atlanta, GA – (December 1, 2017) – CryoLife, Inc. (NYSE: CRY), a leading medical device and tissue processing company focused on cardiac and vascular surgery, announced today that it has completed its previously announced acquisition of JOTEC AG, a German-based, privately-held developer of technologically differentiated endovascular stent grafts, and cardiac and vascular surgical grafts, focused on aortic repair.

About CryoLife

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable living tissues used in cardiac and vascular surgical procedures.  CryoLife markets and sells a highly competitive product portfolio focused on treating aortic disease in more than 80 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.